EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, David J. West, Chief Executive Officer of Conyers Park Acquisition Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)           the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: May 12, 2017	By:	/s/ David J. West
David J. West
Chief Executive Officer (Principal Executive Officer)